UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------
                                    FORM 8-K
                              ---------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     September 28, 2001                                      000-05667
---------------------------                            -------------------------
Date of Report (Date of                                Commission File Number
earliest event reported)


                              LE@P TECHNOLOGY, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


        Delaware                                             64-0769296
---------------------------                            -------------------------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification Number


                        5601 N. Doxie Highway, Suite 411
                         For Lauderdale, Florida 33334
            ---------------------------------------------------------
              (Address of Principal Executivde Offices)(Zip Code)


                                 (954) 771-1772
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)


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     In  the  discussions  below,  any  statement  of  the  Registrant's  future expectations,  including  without  limitation,  plans and  objectives for future
operations,   future  agreements,   future  economic   performance  or  expected
operational developments and all other statements regarding the future are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Registrant intends that the forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements
are  based  on  the   Registrant's   strategic   plans  and  involve  risks  and
uncertainties which may cause actual results to differ materially from the forward-looking statements. The Company does not undertake any obligations to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 2.  Acquisition or Disposition of Assets.

     Effective September 28, 2001, Le@p Technology, Inc. (the "Registrant"), through a wholly-owned limited liability company, acquired certain real property located in Broward County, Florida (the "Real Property"), from Bay Colony
Associates Limited ("Seller"). The Seller is an affiliate of M. Lee Pearce, M.D., the Chairman of the Board and the majority stockholder of the Company. The purchase price for the Real Property was $750,000, subject to adjustment pending the outcome of an independent third party appraisal of the Real Property. Based upon such appraisal, the final purchase price for the Real Property will be between $600,000 and $750,000. The independent appraisal is expected to be completed in the next thirty days. The Registrant paid for the Real Property by delivery of a short-term promissory note in the amount of $37,500 due November 28, 2001 and a longer-term note and mortgage in the amount of $712,500 due in one lump sum on September 28, 2006. The longer-term note bears interest at the rate of 7% per annum which may be accrued, at the Registrant's option, until September 28, 2004.

     The Real Property is zoned light industrial and consists of approximately one and one-third acres and four structures which collectively consist of approximately 9,000 square feet. The structures are presently unoccupied and in need of repair. The Registrant intends to repair and offer for lease one or more of the structures.

     The primary motivation for the Registrant's acquisition of the Real Property was to increase the amount of its assets which do not constitute investments in securities and thereby enable the Registrant to continue to qualify for an exclusion from investment company status under the Investment Company Act of 1940 (the "'40 Act"). The exclusion on which the Registrant is currently relying provides that no more than 45% of the value of the Registrant's total assets may consist of, and no more than 45% of its net income after taxes may be derived from, investments in securities (other than those of wholly-owned and majority-owned subsidiaries and certain companies controlled primarily by the Registrant).

     Since registration and regulation as an investment company are inconsistent with the Registrant's business objectives, failure to qualify for the exclusion would have a materially adverse effect on the Registrant. The Registrant

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measures its  relative  asset  holdings as of the end of each fiscal  quarter to determine that it is not subject to registration and regulation under the '40 Act and is currently in the process of making such determination as it prepares its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2001.

Item 7.  Financial Statements and Exhibits.

(a)(b) In accordance with Instruction 4 of this Item 7, pro forma financial information required by this Item will be filed by an amendment to this initial report on Form 8-K not later than 60 days after the date hereof.

(c)      Exhibits
         --------

10.1 Commercial Contract and Addendum relating to the purchase and sale of real property between Bay Colony Associates Limited and Le@p Technology, Inc., as agent for Parkson Property LLC, dated as of September 28, 2001.

10.2 Promissory Note dated September 28, 2001, in the principal amount of $37,500 executed by Parkson Property LLC.

10.3 Promissory Note dated September 28, 2001, in the principal amount of $712,500 executed by Parkson Property LLC.

10.4 Mortgage Deed dated September 28, 2001, by Parkson Property LLC in favor of Bay Colony Associates, Ltd.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LE@P TECHNOLOGY, INC.



                                   By:/s/ Robert Tancredi, M.D.
                                      ======================================
                                      Robert Tancredi, M.D.
                                      President

Dated: October 18, 2001

                                       4

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                                 EXHIBIT INDEX


EXHIBIT
NO.                           DOCUMENT DESCRIPTION

10.1 Commercial Contract and Addendum relating to the purchase and sale of real property between Bay Colony Associates Limited and Le@P Technology, Inc., as agent for Parkson Property LLC, dated as of September 28, 2001.

10.2 Promissory Note dated September 28, 2001, in the principal amount of $37,500 executed by Parkson Property LLC.

10.3 Promissory Note dated September 28, 2001, in the principal amount of $712,500 executed by Parkson Property LLC.

10.4 Mortgage Deed dated September 28, 2001, by Parkson Property LLC in favor of Bay Colony Associates, Ltd.